Exhibit 99.(m).31

JOHN HANCOCK FUNDS

CLASS R2 SHARES

AMENDMENT TO DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

AMENDMENT made as of the 25th day of June, 2014, to the Distribution Plan Pursuant to Rule 12b-1 dated December 6, 2011, as amended (the “Plan”), by and among John Hancock Funds, LLC, a Delaware limited liability company, and the business trusts listed on Schedule A to the Plan, including John Hancock Investment Trust.

1.          CHANGES TO SCHEDULE A

Schedule A to the Plan is hereby amended, in accordance with Paragraphs 6 and 9 of the Plan, to add the following new series and fee schedules:

Trust/Series	Fee*

John Hancock Investment Trust
John Hancock Disciplined Value International Fund	0.25%

John Hancock Value Equity Fund	0.25%

*Expressed as a Percentage of Average Daily Net Assets of Class R2 shares

2.          EFFECTIVE DATE

This Amendment shall become effect as of the date first mentioned above.

3.          DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Plan.

4.          OTHER TERMS OF THE PLAN

Except as specifically amended hereby, all of the terms and conditions of the Plan shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, pursuant to Rule 12b-1, as of the day and year set forth below.

JOHN HANCOCK BOND TRUST
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
John Hancock Current Interest
John Hancock Investment Trust
John Hancock Investment Trust II
John Hancock Investment Trust III
John Hancock Municipal Securities Trust
John Hancock Sovereign Bond Fund
John Hancock Strategic Series
John Hancock Tax-Exempt Series Fund
on behalf of each series of the Trusts, as applicable

		By:	/s/ Andrew G. Arnott
Andrew G. Arnott
President

Agreed and assented to:
JOHN HANCOCK FUNDS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

DATED AS OF: June 25, 2014